Exhibit 99.1

For more information contact
Media:
Alicia Dixon
Phone:	713.825.9107
Investors:
David Mordy
Phone:	713.207.6500

For Immediate Release

CenterPoint Energy announces measures to strengthen financial position in response to Enable distribution reduction

Houston – April 1, 2020 – CenterPoint Energy, Inc. (NYSE: CNP) today announced a series of measures to strengthen its financial position and provide multi-year flexibility as to equity issuances. In a separate news release issued earlier today, Enable Midstream Partners, LP (Enable) announced a 50% distribution reduction for common units, representing limited partner interests in Enable. Given CenterPoint Energy’s 53.7% ownership of the outstanding common units of Enable, this decrease is expected to reduce distributions to CenterPoint Energy by approximately $155 million per year on an annualized basis.

To adjust for this reduction in cash flow and strengthen CenterPoint Energy’s financial position, the company expects to take the following measures intended to maintain solid investment grade credit quality:

•	A targeted reduction in the company’s quarterly common stock dividend from $0.2900 per share to $0.1500 per share, targeting a 50% - 55% utility earnings payout ratio;

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An approximately $40 million target reduction in 2020 operation and maintenance (O&M) expenses, excluding certain merger costs, utility costs to achieve, severance and amounts with revenue offsets; previous plans indicated the company’s intent to hold 2020 O&M flat to 2019 levels; and

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An approximately $300 million reduction in 2020 capital spending from $2.6 billion to $2.3 billion; the company will continue to target five-year total capital investment of approximately $13 billion as previously disclosed.

With the above three steps and the increased earnings contribution from utilities, the company expects that its financial position will be strengthened and its credit quality improved, which will also provide multi-year flexibility as to the timing and total amount of equity issuances. The company will evaluate market and economic conditions, including the potential impacts of COVID-19, and will remain opportunistic as it assesses equity needs.

“In light of Enable’s recent distribution decrease, this reduction in CenterPoint Energy’s common stock dividend strengthens CenterPoint Energy’s business risk profile by significantly reducing the company’s reliance upon cash distributions from Enable,” said John W. Somerhalder II, interim president and CEO. “We anticipate utility earnings contribution will approach 90% for 2020 and increase to nearly 100% over the next few years. The net result of today’s actions supports CenterPoint Energy’s firm commitment to maintaining investment grade credit quality and our continued strategic focus on growing utility earnings contribution.”

A Focus on Safety and Reliability during COVID-19
CenterPoint Energy continues to be committed to providing its customers with safe and reliable service during the current COVID-19 situation. During this challenging time, CenterPoint Energy is committed to serving its customers and keeping them informed as the situation continues to evolve.

"We are committed to the safety and well-being of our customers, employees, contractors and communities," Somerhalder said. "CenterPoint Energy has implemented its Pandemic Preparedness Plan and we continue to monitor updates and follow protocols from the Centers for Disease Control and Prevention (CDC), World Health Organization (WHO) and state and local officials. We are also working closely with all regulatory agencies, government entities and emergency management organizations across our service territory."

Texas Regulators Support Efforts to Avoid Customer Disconnections
Following Houston Electric's two-week voluntary suspension of disconnecting customers who have not paid their bill to their retail electric provider during COVID-19, and following collaboration with the Public Utility Commission of Texas (PUCT) and other market participants, on March 26, 2020, the PUCT approved a balanced solution to minimize residential disconnections. The costs associated with that program will be recovered by Houston Electric in a surcharge that went into effect this week. The PUCT also issued an accounting order allowing Houston Electric to defer for recovery in a future proceeding its other incremental costs associated with COVID-19. The PUCT was one of the first utility regulators in the country to take this COVID-19 recovery action.

Q1 2020 Earnings Call
CenterPoint Energy continues to analyze the impact of recent events related to COVID-19 and may experience some reduction in electric and natural gas demand, as well as increased bad debt expense. While CenterPoint Energy is assessing the business impact of COVID-19 and current market and economic conditions, the company is unaware at this time of any other extraordinary factors currently having a material effect on business performance and continues to be confident in its liquidity position. CenterPoint Energy will release first quarter 2020 results on May 7, 2020, and will address pandemic impacts, capital expenditures, O&M reductions and 2020 guidance.

Forward Looking Statement
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "target," "will" or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding the impact of COVID-19, including with respect to regulatory actions, future financial performance and earnings guidance, utility earnings contribution and targeted utility earnings payout ratio, anticipated dividend rate reductions, equity issuances, estimated cash flows decreases, reductions in distributions from Enable with respect to CenterPoint Energy’s holdings of Enable common units, capital spending, O&M expenses, expected business risk profile, and future events that are not historical facts are forward-looking statements.

Risks Related to CenterPoint Energy
Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Enable Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including drilling, production and capital spending decisions of third parties and the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) economic effects of the recent actions of Saudi Arabia and Russia which have resulted in a substantial decrease in oil and natural gas prices and the combined impact of these events and COVID-19 on commodity prices; (D) the demand for crude oil, natural gas, NGLs and transportation and storage services; (E) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (F) recording of goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (G) the timing of payments from Enable’s customers under existing contracts, including minimum volume commitment payments; (H) changes in tax status; and (I) access to debt and equity capital; (2) CenterPoint Energy’s expected benefits of the merger with Vectren Corporation (Vectren) and integration, including the outcome of shareholder litigation filed against Vectren that could reduce anticipated benefits of the merger, as well as the ability to successfully integrate the Vectren businesses and to realize anticipated benefits and commercial opportunities; (3) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the demand for CenterPoint Energy’s non-utility products and services and effects of energy efficiency measures and demographic patterns; (4) risks relating to the COVID-19 pandemic and its effect on CenterPoint Energy, its industry and the communities it serves, U.S. and world financial markets, potential regulatory actions, changes in customer and stakeholder behaviors and impacts on and modifications to CenterPoint Energy’s and its affiliates’ operations, business and financial condition relating thereto; (5) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (6) future economic conditions in regional and national markets and their effect on sales, prices and costs; (7) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (8) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (9) tax legislation, including the effects of the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy’s rates; (10) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (11) the timing and extent of changes in commodity prices, particularly natural gas and coal, and the effects of geographic and seasonal commodity price differentials; (12) the ability of CenterPoint Energy’s and CERC’s non-utility business operating in the Energy Services reportable segment to effectively optimize opportunities related to natural gas price volatility and storage activities, including weather-related impacts; (13) actions by credit rating agencies, including any potential downgrades to credit ratings; (14) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (15) problems with regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellations or in cost overruns that cannot be recouped in rates; (16) the availability and prices of raw materials and services and changes in labor for current and future construction projects; (17) local, state and federal legislative and regulatory actions or developments relating to the environment, including, among other things, those related to global climate change, air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals (CCR) that could impact the continued operation, and/or cost recovery of generation plant costs and related assets; (18) the impact of unplanned facility outages or other closures; (19) any direct or indirect effects on CenterPoint Energy’s or Enable’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences; (20) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s existing and future investments, including those related to Indiana Electric’s anticipated Integrated Resource Plan; (21) CenterPoint Energy’s ability to successfully construct and operate electric generating facilities, including complying with applicable environmental standards and the implementation of a well-balanced energy and resource mix, as appropriate; (22) CenterPoint Energy’s ability to control operation and maintenance costs; (23) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (24) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (25) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (26) changes in rates of inflation; (27) inability of various counterparties to meet their obligations to CenterPoint Energy; (28) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (29) the extent and effectiveness of CenterPoint Energy’s and Enable’s risk management and hedging activities, including but not limited to, financial and weather hedges and commodity risk management activities; (30) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (31) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses, including the proposed sales of Infrastructure Services and CES, which CenterPoint Energy and Enable cannot assure will be completed or will have the anticipated benefits to CenterPoint Energy or Enable; (32) the recording of impairment charges, including any impairment associated with Infrastructure Services and CES; (33) the performance of projects undertaken by CenterPoint Energy’s non-utility businesses and the success of efforts to realize value from, invest in and develop new opportunities and other factors affecting those non-utility businesses, including, but not limited to, the level of success in bidding contracts, fluctuations in volume and mix of contracted work, mix of projects received under blanket contracts, failure to properly estimate cost to construct projects or unanticipated cost increases in completion of the contracted work, changes in energy prices that affect demand for construction services and projects and cancellation and/or reductions in the scope of projects by customers and obligations related to warranties and guarantees; (34) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition and divestiture plans; (35) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (36) the outcome of litigation; (37) the ability of retail electric providers (REPs), including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (38) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (39) the impact of alternate energy sources on the demand for natural gas; (40) the timing and outcome of any audits, disputes and other proceedings related to taxes; (41) the effective tax rates; (42) the transition to a replacement for the LIBOR benchmark interest rate; (43) the effect of changes in and application of accounting standards and pronouncements; and (44) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

About CenterPoint Energy
Headquartered in Houston, Texas, CenterPoint Energy, Inc. is an energy delivery company with regulated utility businesses in eight states and a competitive energy businesses footprint in nearly 40 states. Through its electric transmission & distribution, power generation and natural gas distribution businesses, the company serves more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. CenterPoint Energy's competitive energy businesses include natural gas marketing and energy-related services; energy efficiency, sustainability and infrastructure modernization solutions; and construction and repair services for pipeline systems, primarily natural gas. The company also owns 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 14,000 employees and nearly $35 billion in assets, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

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